Exhibit 99.2

The Allstate Corporation
Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written

	For the month ended February 28, 2023			Quarter-to-date ended February 28, 2023		
	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]
Allstate brand						
Auto	10	0.5	7.6	22	1.2	8.8
National General						
Auto	7	0.6	2.8	18	1.5	5.3

	Three months ended December 31, 2022			Three months ended September 30, 2022		
	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]
Allstate brand						
Auto	38	6.1	11.2	19	4.7	14
National General						
Auto	26	4.3	8.5	19	1.1	3.2

(1) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia.

(2) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written.

(3) Allstate brand implemented auto insurance rate increases totaled $127 million and $309 million in the month and quarter-to-date ended February 28, 2023 after implementing $1.48 billion and $1.14 billion of rate increases in the fourth and third quarters of 2022, respectively.

(4) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations.